EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Amendment No. 1 to the Registration Statement on Form SB-2 (333-135478) of Technest Holdings, Inc. and subsidiaries (the "Registration Statement"), of our report dated October 6, 2006 relating to our audits of Technest Holdings, Inc. and subsidiaries, appearing in the Prospectus, which is a part of such Registration Statement. We also consent to the reference to our firm under the caption "Experts" in such Prospectus.

/s/ Wolf & Company, P.C.
WOLF & COMPANY, P.C.
BOSTON, MASSACHUSETTS
March 16, 2007